UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

September 28, 2015

GANNETT CO., INC.

(Exact name of registrant as specified in charter)

Delaware	1-36874	47-2390983
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

(703) 854-6000

(Registrant’s telephone number,

including area code)

Not Applicable

(Former name or former address, if

changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 28, 2015, the Board of Directors (the “Board”) of Gannett Co., Inc. (the “Company”) expanded its size from nine to ten directors and appointed Donald E. Felsinger to the Board, effective immediately. Mr. Felsinger was appointed to serve as the chairman of the Executive Compensation Committee of the Board. Mr. Felsinger will participate in the Company’s Outside Director Compensation Program, as previously reported in the Company’s information statement, dated June 18, 2015 and attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2015 (the “Information Statement”), under the section entitled “Director Compensation”. The summary from the Information Statement is incorporated by reference into this Item 5.02. Amounts payable to Mr. Felsinger under that program for the 2015-16 director compensation year ending on the date of the Company’s 2016 annual stockholders meeting, including the equity award in the form of restricted stock units that he is expected to receive, will be prorated based on the number of days he will serve on the Board through the expected meeting date in 2016.

A press release announcing the election of Mr. Felsinger to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gannett Co., Inc.

Date: September 28, 2015	By:	/s/ Barbara W. Wall
Barbara W. Wall
Senior Vice President and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued September 28, 2015